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							     EXHIBIT 20.3

Ohio Casualty Corporation & Subsidiaries
STATEMENT OF CONSOLIDATED
SHAREHOLDERS' EQUITY

							 Common     Accumulated
					   Additional    stock         other                                     Total
				Common      paid-in     purchase    comprehensive     Retained     Treasury   shareholders'
(in thousands)                  stock       capital     warrants      income          earnings       stock       equity
===========================================================================================================================
Balance,
January 1, 1996              $  5,850     $  3,422      $      0    $ 305,049       $1,030,468  $  (233,775)   $1,111,014

Unrealized gain                                                        40,297                                      40,297
Deferred income tax on
  net unrealized gain                                                 (13,304)                                    (13,304)
Net issuance of treasury
  stock under stock option
  plan and by charitable
  donation (9,786 shares)                      181                                                        3           184
Repurchase of treasury
  stock  (264,600 shares)                                                                            (9,168)       (9,168)
Net income                                                                             102,457                    102,457
Cash dividends paid
  ($1.60 per share)                                                                    (56,380)                   (56,380)
---------------------------------------------------------------------------------------------------------------------------
Balance,
December 31, 1996            $  5,850     $  3,603      $      0    $ 332,042       $1,076,545   $ (242,940)   $1,175,100

Unrealized gain                                                       188,081                                     188,081
Deferred income tax on
  net unrealized gain                                                 (65,882)                                    (65,882)
Net issuance of treasury
  stock under stock option
  plan and by charitable
  donation (25,007 shares)                     320                                         172          305           797
Repurchase of treasury
  stock  (1,544,688  shares)                                                                        (64,858)      (64,858)
Net income                                                                             139,047                    139,047
Cash dividends paid
  ($1.68  per share)                                                                   (57,456)                   (57,456)
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Balance,
December 31, 1997            $  5,850     $  3,923      $      0    $ 454,241       $1,158,308   $ (307,493)   $1,314,829

Unrealized gain                                                        88,577                                      88,577
Deferred income tax on
  net unrealized gain                                                 (31,002)                                    (31,002)
Net issuance of treasury
  stock under stock option
  plan and by charitable
  donation (10,051 shares)                     263                                                      126           389
Repurchase of treasury
  stock  (2,362,900  shares)                                                                        (99,991)      (99,991)
Issuance of warrants                                      21,138                                                   21,138
Net income                                                                              84,927                     84,927
Cash dividends paid
  ($1.76  per share)                                                                   (57,886)                   (57,886)
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Balance,
December 31, 1998            $  5,850     $  4,186     $  21,138    $ 511,816       $1,185,349   $ (407,358)   $1,320,981
============================================================================================================================

See notes to consolidated financial statements

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